 Filed Pursuant to Rule 424(b)(2)
 Registration Nos. 333-291328; 333-291328-01
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 6, 2025)
CF INDUSTRIES, INC.
$1,000,000,000 5.300% Senior Notes due 2035
guaranteed by
CF INDUSTRIES HOLDINGS, INC.

CF Industries, Inc., a Delaware corporation (“CF Industries” or the “Issuer”), is offering $1,000,000,000 aggregate principal amount of 5.300% Senior Notes due 2035 (the “notes”). Interest on the notes will be paid semi-annually in arrears on May 26 and November 26 of each year, beginning on May 26, 2026. The notes will mature on November 26, 2035. The Issuer may redeem the notes, in whole or in part, at any time and from time to time, prior to their stated maturity at the applicable redemption price described in this prospectus supplement in the section entitled “Description of Notes — Redemption Rights.” Upon the occurrence of a Change of Control Triggering Event, as defined in “Description of Notes,” unless the notes are being redeemed as described under “Description of Notes — Optional Redemption,” we will be required to make an offer to repurchase the notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes — Change of Control.”
The notes will be unsecured and will rank equally in right of payment to all of the Issuer’s existing and future unsecured unsubordinated debt and senior in right of payment to all of the Issuer’s existing and future debt that is by its terms expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to any of the Issuer’s existing and future secured debt to the extent of the value of the assets securing such debt. The obligations to make payments of principal and interest on the notes will be structurally subordinated to any obligations of the Issuer’s subsidiaries.
The notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “guarantee”) by the Issuer’s direct parent, CF Industries Holdings, Inc. (the “Parent”). Substantially all of the Parent’s consolidated assets are held by the Issuer and its subsidiaries.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and the information set forth in the Parent’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated herein by reference.
	Per note	Total
Public offering price(1)	99.923%	$999,230,000
Underwriting discount	0.650%	$6,500,000
Proceeds, before expenses, to the Issuer	99.273%	$992,730,000

(1)
Plus accrued interest from November 26, 2025, if any, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book-entry only form through The Depository Trust Company, Clearstream Banking S.A, and Euroclear Bank, S.A./N.V. as operator of the Euroclear System on or about November 26, 2025.

Joint Book-Running Managers
Goldman Sachs & Co. LLC	BMO Capital Markets	Citigroup
BofA Securities	CIBC Capital Markets	Scotiabank	Truist Securities
Co-Managers
Rabo Securities	US Bancorp
The date of this prospectus supplement is November 20, 2025.

Prospectus Supplement
Prospectus
The Issuer, the Parent and the underwriters have not authorized anyone to provide you with any information that is not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectus. The Issuer, the Parent and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The Issuer and the underwriters are offering to sell the notes only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. Neither we nor any of the underwriters makes any representation regarding the legality of an investment in the notes by any person under applicable investment or similar laws.

i

BASIS OF PRESENTATION
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to (i) “we,” “us” and “our” mean CF Industries Holdings, Inc. and its subsidiaries, including the Issuer, (ii) the “Issuer” means CF Industries, Inc. and not any of its subsidiaries, and (iii) “Parent” means CF Industries Holdings, Inc. and not any of its subsidiaries. When we refer to “you,” we mean the potential purchasers of the notes in this offering.
The consolidated financial information presented in this prospectus supplement corresponds to the consolidated financial statements of CF Industries Holdings, Inc. and includes the accounts of CF Industries Holdings, Inc., all of CF Industries Holdings, Inc.’s majority-owned subsidiaries and a variable interest entity of which we are the primary beneficiary.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information about securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the section entitled “Incorporation of Certain Information by Reference; Where You Can Find More Information.”
If the information set forth in this prospectus supplement varies from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases.
Forward-looking statements inherently involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our prospects, future developments and business strategies. These forward-looking statements are made based on currently available competitive, financial and economic data, our current expectations, estimates, forecasts and projections about the industries and markets in which we operate and management’s beliefs and assumptions concerning future events affecting us. These statements are not guarantees of future performance and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Therefore, our actual results may differ materially from what is expressed in or implied by any forward-looking statements. We caution you not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this prospectus supplement and are expressly qualified in their entirety by the risk factors and cautionary statements included in, or incorporated by reference into, this prospectus supplement. Except as is required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this document. Additionally, we do not undertake any responsibility to provide updates regarding the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this document. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:
•
the use of proceeds from the offering of the notes pursuant to this prospectus supplement;

•
our ability to complete the projects at our Blue Point complex, including the construction of a low-carbon ammonia production facility with our joint venture partners and scalable infrastructure on schedule and on budget or at all;

•
our ability to fund the capital expenditure needs related to the joint venture at our Blue Point complex, which may exceed our current estimates;

•
the cyclical nature of our business and the impact of global supply and demand on our selling prices and operating results;

•
the global commodity nature of our nitrogen products, the conditions in the global market for nitrogen products, and the intense global competition from other producers;

•
announced or future tariffs, retaliatory measures, and global trade relations, including the potential impact of tariffs and retaliatory measures on the price and availability of materials for our capital projects and maintenance;

•
conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products;

•
the volatility of natural gas prices in North America and globally;

•
weather conditions and the impact of adverse weather events;

•
the seasonality of the fertilizer business;

•
the impact of changing market conditions on our forward sales programs;

•
difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery;

•
reliance on third party providers of transportation services and equipment;

•
our reliance on a limited number of key facilities;

•
risks associated with cybersecurity;

•
acts of terrorism and regulations to combat terrorism;

•
the significant risks and hazards involved in producing and handling our products against which we may not be fully insured;

•
risks associated with international operations;

•
our ability to manage our indebtedness and any additional indebtedness that may be incurred;

•
risks associated with changes in tax laws and adverse determinations by taxing authorities, including any potential changes in tax regulations and our qualification for tax credits;

•
risks involving derivatives and the effectiveness of our risk management and hedging activities;

•
potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements;

•
regulatory restrictions and requirements related to greenhouse gas emissions, including announced or future changes in environmental or climate change laws;

•
the development and growth of the market for low-carbon ammonia and the risks and uncertainties relating to the development and implementation of our low-carbon ammonia projects;

•
risks associated with investments in and expansions of our business, including unanticipated adverse consequences and the significant resources that could be required;

•
failure of technologies to perform, develop or be available as expected, including the low-carbon autothermal reforming ammonia production facility with carbon capture and sequestration technologies being constructed at our Blue Point complex; and

•
the other risks and uncertainties described in this prospectus supplement and the accompanying prospectus and included from time to time in our filings with the SEC.

You should also carefully read the factors described in the section entitled “Risk Factors” and in other cautionary statements in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025 (the “Annual Report”), any Quarterly Reports on Form 10-Q filed with the SEC since the filing of the Annual Report and our other filings with the SEC that are incorporated by reference into this prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

SUMMARY
This summary highlights important information about this offering and some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all the information that you should consider before making a decision to invest in the notes. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 3 of the accompanying prospectus and the information set forth in the section entitled “Risk Factors” in the Annual Report, as well as the other information set forth in our other filings under the Exchange Act that is incorporated herein by reference.
Our Company
Our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network to enable low-carbon hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our manufacturing complexes in the United States, Canada and the United Kingdom, an extensive storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach underpin our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy. Our principal customers are cooperatives, retailers, independent fertilizer distributors, traders, wholesalers and industrial users. Our core product is anhydrous ammonia (ammonia), which contains 82% nitrogen and 18% hydrogen. Products derived from ammonia that are most often used as nitrogen fertilizers include granular urea, urea ammonium nitrate solution and ammonium nitrate. Ammonium nitrate is also used extensively by the commercial explosives industry as a component of explosives. Products derived from ammonia that are sold primarily to industrial customers include diesel exhaust fluid, urea liquor, nitric acid and aqua ammonia.
Corporate Information
The Parent was incorporated on April 15, 2005 in Delaware. The Parent, as the direct parent of CF Industries, operates our business through CF Industries and its subsidiaries. CF Industries was formed as a Delaware corporation on September 20, 1978 and is a direct wholly-owned subsidiary of the Parent. Substantially all of the Parent’s consolidated assets are held by CF Industries and its subsidiaries. The Parent consolidates the financial results of CF Industries, all of the Parent’s majority-owned subsidiaries and a variable interest entity of which we are the primary beneficiary.
Our principal executive offices are located at 2375 Waterview Drive, Northbrook, Illinois 60062. The telephone number of our principal executive offices is (847) 405-2400. Our Internet website address is www.cfindustries.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement or the accompanying prospectus.
The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information set forth in the section entitled “Incorporation of Certain Information by Reference; Where You Can Find More Information” in this prospectus supplement.

The Offering
The following contains basic information about the notes and is not complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Securities — Description of Debt Securities and Related Guarantees” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, references under this caption “The Offering” to the “Issuer” mean CF Industries and not any of its subsidiaries, and references to the “Parent” mean CF Industries Holdings, Inc. and not any of its subsidiaries.
Issuer
CF Industries, Inc.
Parent Guarantor
CF Industries Holdings, Inc.
Notes Offered
$1,000,000,000 aggregate principal amount of 5.300% Senior Notes due 2035 (the “notes”).
Maturity Date
The notes will mature on November 26, 2035, unless redeemed, at the Issuer’s option, prior to such date.
Interest Rate
5.300% per year.
Interest Payment Dates
May 26 and November 26 of each year, beginning May 26, 2026. Interest will accrue from November 26, 2025.
Optional Redemption
The Issuer may, at its option, redeem the notes, in whole or in part, at any time and from time to time, at the applicable redemption price described under “Description of Notes — Redemption Rights.”
Ranking
The notes will be the Issuer’s senior unsecured obligation and will:
•
rank senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness;

•
rank equally in right of payment with all of the Issuer’s existing and future unsecured unsubordinated indebtedness;

•
be effectively subordinated to all of the Issuer’s existing and future secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness and obligations; and

•
be structurally subordinated to any obligations of the Issuer’s subsidiaries.

Parent Guarantee
The notes will be fully and unconditionally guaranteed by the Parent. The Parent’s guarantee will be a senior unsecured obligation of the Parent and will:
•
rank senior in right of payment to all of the Parent’s existing and future subordinated indebtedness;

•
rank equally in right of payment with all of the Parent’s existing and future unsecured unsubordinated indebtedness;

•
be effectively subordinated to all of the Parent’s existing and future secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness and obligations; and

•
be structurally subordinated to any obligations of the Parent’s subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the notes, the Issuer).

Substantially all of the Parent’s consolidated assets are held by CF Industries and its subsidiaries.
Certain Covenants
The indenture governing the notes will include certain covenants that will, among other things, limit the Issuer’s ability to (i) create or incur certain liens, (ii) enter into certain sale-leaseback transactions and (iii) enter into certain mergers, consolidations, and sales of substantially all of the Issuer’s assets. These covenants are subject to a number of important qualifications, exceptions and limitations. See “Description of Notes — Certain Covenants.”
No Public Market
The notes are a new issue of securities with no established trading market. The Issuer does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised the Issuer that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.
Use of Proceeds
The Issuer expects that the net proceeds from this offering will be approximately $988,830,000, after deducting the underwriting discount and estimated expenses. The Issuer intends to use the net proceeds from this offering for general corporate purposes, which may include, among other things, the redemption, repurchase or repayment of the Issuer’s 4.500% Senior Notes due December 2026 (the “2026 Notes”).
Offer to Purchase Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of Notes”), unless the notes are being redeemed as described under “Description of Notes — Optional Redemption,” each holder of notes will have the right to require that the Issuer purchase all or a portion of such holder’s notes, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes — Change of Control.”
Conflicts of Interest
Certain of the underwriters or their affiliates may hold positions in the 2026 Notes that the Issuer may redeem, repurchase or repay with a portion of the net proceeds of this offering and therefore may receive a portion of the net proceeds of this offering as a result. See “Underwriting (Conflicts of Interest) — Relationships.”
Trustee
Wilmington Trust, National Association.
Book-Entry
The notes will be issued in book-entry only form and will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.
Additional Issuances
The Issuer may, from time to time, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, initial public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any additional notes will not be issued with the same CUSIP number as the notes offered hereby unless such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.
Governing Law
The indenture, the notes and the guarantee will be governed by the laws of the State of New York.
Risk Factors
Investing in the notes involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement and the information set forth in the section entitled “Risk Factors” in the Annual Report, as well as the other information set forth in the Parent’s other filings under the Exchange Act that is incorporated herein by reference, before making a decision to invest in the notes.

Summary Consolidated Financial Data
The table below sets forth a summary of our consolidated financial data for the periods presented. We derived the financial data for the years ended December 31, 2024, 2023 and 2022 from the Parent’s audited consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement and are prepared as described in the section entitled “Basis of Presentation” herein. We derived the financial data for the nine months ended September 30, 2025 and 2024 from the Parent’s interim unaudited consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement and are prepared as described in the section entitled “Basis of Presentation” herein. In the opinion of our management, the interim unaudited consolidated financial data include all adjustments, consisting of only normal and recurring adjustments, considered necessary for a fair presentation of our financial results for the relevant periods.
The following summary consolidated financial data includes certain measures that are not prepared in accordance with United States generally accepted accounting principles (“GAAP”) and have not been derived from our consolidated financial statements. Our management believes that EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, provide additional meaningful information regarding our performance and financial strength. Our management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Further, EBITDA and Adjusted EBITDA should not be considered alternatives to net earnings or as an indicator of operating performance or as a measure of liquidity.
The following summary consolidated financial data are qualified in their entirety by reference to, and should be read in conjunction with, our audited consolidated financial statements and related notes, our interim unaudited consolidated financial statements and related notes, the information set forth in the section entitled “Risk Factors” herein and in the Annual Report, the information set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and any Quarterly Reports on Form 10-Q filed with the SEC since the filing of the Annual Report, which are incorporated by reference herein, and the other financial information included in this prospectus supplement.
The following summary consolidated financial data does not give effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds.” See the section entitled “Capitalization” for our cash and cash equivalents and our capitalization on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds.”
Historical results included below and elsewhere in this prospectus supplement are not necessarily indicative of our financial condition, results of operations or cash flows for the year ending December 31, 2025 or any other future period.

	Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2024	2023	2022
(in millions, except percentages and per share numbers)
Net sales	$5,212	$4,412	$5,936	$6,631	$11,186
Cost of sales	3,253	2,880	3,880	4,086	5,325
Gross margin	1,959	1,532	2,056	2,545	5,861
Gross margin percentage	37.6%	34.7%	34.6%	38.4%	52.4%
Net earnings attributable to common stockholders	$1,051	$890	$1,218	$1,525	$3,346
Net earnings per diluted share	$6.39	$4.86	$6.74	$7.87	$16.38
EBITDA(1)	$2,045	$1,749	$2,331	$2,707	$5,542
Adjusted EBITDA(1)	$2,072	$1,722	$2,284	$2,760	$5,880

(1)
EBITDA, a non-GAAP financial measure, is defined as net earnings attributable to common stockholders plus interest expense (income) — net, income taxes and depreciation and amortization. Other adjustments include the elimination of the portion of interest income (expense) — net and the portion of depreciation and amortization that are included in noncontrolling interests, and loan fee amortization that is included in both interest and amortization.

Adjusted EBITDA, a non-GAAP financial measure, is defined as EBITDA adjusted for: unrealized net mark-to-market loss (gain) on natural gas derivatives, (gain) loss on foreign currency transactions, including intercompany loans, gain on foreign currency transactions in noncontrolling interest, Blue Point joint venture construction costs, U.K. long-lived and intangible asset impairment, U.K. operations restructuring, acquisition and integration costs, impairment of equity method investment in PLNL, unrealized gain on embedded derivative liability, pension settlement loss and curtailments gains — net, loss on debt extinguishment, and impact of employee benefit plan policy change.

The following table reconciles net earnings computed in accordance with GAAP to EBITDA and Adjusted EBITDA:
	Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2024	2023	2022
(in millions)
Net earnings	$1,303	$1,085	$1,477	$1,838	$3,937
Less: Net earnings attributable to noncontrolling interests	(252)	(195)	(259)	(313)	(591)
Net earnings attributable to common stockholders	1,051	890	1,218	1,525	3,346
Interest expense (income) – net	57	(16)	(2)	(8)	279
Income tax provision	334	244	285	410	1,158
Depreciation and amortization	670	704	925	869	850
Less other adjustments:
Interest income (expense) – net in noncontrolling interest	1	—	—	—	—
Depreciation and amortization in noncontrolling interest	(65)	(70)	(91)	(85)	(87)
Loan fee amortization(1)	(3)	(3)	(4)	(4)	(4)
EBITDA	$2,045	$1,749	$2,331	$2,707	$5,542
Unrealized net mark-to-market loss (gain) on natural gas derivatives	1	(33)	(35)	(39)	41
(Gain) loss on foreign currency transactions, including intercompany loans	(5)	2	—	—	28
Less: Gain on foreign currency transactions in noncontrolling interest	7	—	—	—	—
Blue Point joint venture construction costs(2)	1	—	—	—	—
U.K. long-lived and intangible asset impairment	—	—	—	—	239
U.K. operations restructuring(3)	23	—	—	10	19
Acquisition and integration costs	—	4	4	39	—
Impairment of equity method investment in PLNL	—	—	—	43	—
Unrealized gain on embedded derivative liability	—	—	—	—	(14)
Pension settlement loss and curtailments gains – net	—	—	—	—	17
Loss on debt extinguishment	—	—	—	—	8
Impact of employee benefit plan policy change	—	—	(16)	—	—
Total adjustments	27	(27)	(47)	53	338
Adjusted EBITDA	$2,072	$1,722	$2,284	$2,760	$5,880

(1)
Loan fee amortization is included in both interest expense (income) — net and depreciation and amortization.

(2)
Represents 40% of Blue Point joint venture costs related to the construction of the low-carbon ammonia production facility at our Blue Point complex, which excludes the portion attributable to the noncontrolling interests. On April 8, 2025, we announced that we formed a joint venture, Blue Point Number One, LLC (the “Blue Point joint venture”), with JERA Co., Inc., Japan’s largest energy company, and Mitsui & Co., Ltd., a leading global investment and trading company, for the construction, production and offtake of low-carbon ammonia at our Blue Point complex in Ascension Parish, Louisiana (the “Blue Point complex”).

(3)
For the nine months ended September 30, 2025, consists of the loss on sale of Ince facility.

RISK FACTORS
An investment in the notes involves risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the notes and this offering as well as the information set forth in the section entitled “Risk Factors” in the Annual Report (as such risk factors may be updated from time to time in our public filings, which are incorporated by reference herein), which is incorporated by reference herein. You should also carefully consider the information set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and the other information included in this prospectus supplement and the accompanying prospectus and the other information incorporated by reference herein and therein. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
We may incur substantial additional indebtedness, which could increase the risks associated with the notes.
Subject to restrictions in the indenture governing the notes on incurring liens and restrictions in other instruments governing our other outstanding indebtedness, including the Credit Agreement (as defined herein) and the indentures governing our outstanding debt securities, we may incur substantial additional indebtedness (including secured indebtedness) in the future.
If we incur any additional indebtedness that ranks equally with the notes (or with the guarantee), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.
Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:
•
we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•
place us at a competitive disadvantage compared to our competitors that have less debt;

•
limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•
restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

•
expose us to the risk of increased interest rates as certain of our borrowings are (and may be in the future) at a variable rate of interest;

•
make it difficult for us to satisfy our obligations with respect to the notes and for us to satisfy our obligations with respect to our other debt;

•
any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations;

•
any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness;

•
increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•
depending on the levels of our outstanding indebtedness, limit our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes.

The notes will be structurally subordinated to all of the obligations of the Issuer’s subsidiaries. Our ability to service our debt is dependent on the performance of our subsidiaries.
Creditors of a subsidiary are entitled to be paid what is due to them before assets of the subsidiary become available for creditors of its parent. While the notes will be guaranteed by the Parent, the notes will not be guaranteed by any of the Issuer’s subsidiaries and will therefore be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of the Issuer’s subsidiaries. The incurrence of indebtedness, liabilities or other unsecured obligations by any of our non-guarantor subsidiaries is not prohibited by the indenture governing the notes and could adversely affect our ability to pay our obligations on the notes.
The Parent is a holding company with no independent operations and is dependent on distributions of funds from the Issuer for cash. Consequently, the Parent’s ability to service its debt, including the guarantee, depends in part upon the earnings of the Issuer and the distribution of those earnings, or upon loans or other payments of funds by the Issuer, to the Parent. The payment of dividends and the making of loans and advances to the Parent by the Issuer may be subject to statutory or contractual restrictions, may depend upon the earnings of the Issuer and may be subject to various business considerations.
The limited covenants in the indenture governing the notes and the terms of the notes will not provide protection against significant events that could adversely impact your investment in the notes.
The indenture governing the notes will not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity ;

•
limit our ability to incur additional unsecured indebtedness;

•
restrict our non-guarantor subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•
restrict our ability to repurchase or prepay our securities; or

•
restrict our or our subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture governing the notes, the notes and the related guarantee will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes. You should also be aware that if we incur any additional debt that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to you.
The notes and the related guarantee will be unsecured and therefore will effectively be subordinated to any secured debt that the Issuer and the Parent may incur in the future.
The notes and the related guarantee will not be secured by any of our assets or those of our subsidiaries. As a result, the notes and the related guarantee will be effectively subordinated to any secured debt the Issuer or the Parent may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the notes.
We cannot assure you that an active trading market will develop for the notes.
Prior to this offering, there was no market for the notes. We do not intend to apply to list the notes on any national securities exchange or include them in any automated quotation system. The underwriters have informed us that they intend to make a market in the notes after this offering is completed. The underwriters, however, may cease their market-making at any time without notice. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for the notes, whether you will be able to sell the notes, or the price at which you may be able to sell the notes. The price at which the notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes.
We may be unable to repurchase our debt, including the notes, if we experience a change of control and a related downgrade in the credit rating of the notes.
Under certain circumstances, we will be required, under the terms of the indenture governing the notes, to offer to purchase all of the outstanding notes at 101% of their principal amount if we experience a change of control and a related downgrade in the credit rating of the notes that together constitute a Change of Control Triggering Event. Our failure to repurchase the notes upon a Change of Control Triggering Event would cause a default under the indentures governing the notes and a cross default under the Credit Agreement and the indentures governing our outstanding debt securities. The Credit Agreement also provides that a change of control will be an event of default that permits lenders to accelerate the maturity of borrowings thereunder. The indentures governing our outstanding debt securities contain, and any of our future debt agreements may contain, similar provisions. If a Change of Control Triggering Event were to occur, we cannot assure you that we would have sufficient funds to purchase the notes or any other securities that we would be required to offer to purchase. We may require additional financing from third parties to fund any such purchases, but we cannot assure you that we would be able to obtain such financing.
The change of control provision may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a Change of Control Triggering Event. Such a transaction may not involve a change of the magnitude required under the definition of change of control or may not result in a ratings downgrade to trigger our obligation to repurchase the notes. Except as described under “Description of Notes — Change of Control,” the notes do not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
In addition, if we were to experience a change of control that would constitute an event of default under such credit agreement, and the lenders’ commitments under the Amended and Restated Revolving Credit Facility (as defined herein) were terminated as a result, we might not be able to replace the Amended and Restated Revolving Credit Facility on terms equal to or more favorable than the current terms.
Redemption prior to maturity may adversely affect your return on the notes.
The Issuer may choose to redeem the notes at any time prior to their maturity date. If the Issuer chooses to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.
The credit ratings for the notes could be lowered or withdrawn in the future.
We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the notes, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower its rating or decide not to continue to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading price or liquidity of the notes.
An increase in interest rates could result in a decrease in the market value of the notes.
In general, as prevailing market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and interest rates increase, the market value of the notes may decline. We cannot predict the future level of interest rates.

The guarantee of the notes may be released automatically.
The guarantee of the notes may be automatically released under various circumstances described under “Description of Notes — Guarantees.” Such release may occur at any time in the following circumstances:
•
upon the sale or other disposition (including by way of consolidation, merger, dissolution or otherwise) of the capital stock of the Parent in a transaction not prohibited by the indenture governing the notes, such that it is no longer a subsidiary of the Issuer;

•
upon the sale or other disposition of all or substantially all of the assets of the Parent in a transaction not prohibited by the indenture governing the notes; or

•
if the Issuer exercises its legal defeasance option or its covenant defeasance option or upon the satisfaction and discharge of the notes, as described in “Description of Notes.”

Certain changes in tax law may have adverse tax consequences to certain holders of the notes.
On July 4, 2025, the U.S. enacted legislation referred to as the One Big Beautiful Bill Act, which may affect the U.S. federal income tax considerations applicable to certain investors of the notes. The likelihood of other similar legislation being enacted is uncertain, and the provisions of such bill or other similar legislation may change prior to enactment. Prospective investors in the notes should consult their legal advisors regarding such enactment or proposed legislation and the potential effects of such legislation to them of investing in the notes.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $988,830,000, after deducting the underwriting discount and the other estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, the redemption, repurchase or repayment of our 2026 Notes.
The 2026 Notes mature on December 1, 2026 and bear interest at a rate of 4.500%. As of September 30, 2025, $750 million in aggregate principal amount of 2026 Notes were outstanding.
Certain of the underwriters or their affiliates may hold positions in the 2026 Notes we intend to redeem, repurchase or otherwise repay with a portion of the net proceeds of this offering and may receive a portion of the net proceeds of this offering as a result. See “Underwriting (Conflicts of Interest) — Relationships.”

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2025, on an actual basis and on an as adjusted basis to give effect to the offering of the notes, including the intended use of the net proceeds therefrom.
Actual amounts may vary from as adjusted amounts set forth below depending on several factors, including potential changes in our financing plans as a result of market conditions. You should read the data set forth in the table below in conjunction with the “Use of Proceeds” section appearing elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our interim unaudited consolidated financial statements and the accompanying notes thereto, which are incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the period ended September 30, 2025. The as adjusted information set forth below may not reflect our cash, debt and capitalization in the future.
	As of September 30, 2025
(In millions)	Actual	As Adjusted
Cash and cash equivalents	$1,838	$2,077
Debt:
Revolving Credit Facility(1)	$—	$—
Letters of Credit Under Bilateral Agreement(2)	334	334
5.150% Senior Notes due March 2034(3)	750	750
4.950% Senior Notes due June 2043(3)	750	750
5.375% Senior Notes due March 2044(3)	750	750
4.500% Senior Notes due December 2026(3)	750	—
5.300% Senior Notes due 2035 offered hereby(4)	—	1,000
Total debt	$3,334	$3,584
Total shareholders’ equity	$4,849	$4,849
Noncontrolling interests	2,846	2,846
Total equity	$7,695	$7,695
Total capitalization	$11,029	$11,279

(1)
On September 4, 2025, we entered into the First Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) with the other lenders and issuing banks party thereto and Citibank, N.A. as administrative agent, providing for an amended and restated senior revolving credit facility with aggregate commitments of $750 million (the “Amended and Restated Revolving Credit Facility”). As of the date of this prospectus supplement, there were no outstanding borrowings under the Amended and Restated Revolving Credit Facility.

(2)
We are party to a bilateral agreement providing for the issuance of up to $425 million of letters of credit. As of September 30, 2025, approximately $334 million of letters of credit were outstanding under this agreement.

(3)
Exclusive of unamortized debt discount and deferred debt issuance costs.

(4)
Represents the aggregate principal amount of the notes offered hereby, assumes the notes are issued at par, does not deduct the underwriters’ discounts or expenses payable by us and excludes any financing costs.

DESCRIPTION OF NOTES
This “Description of Notes” and the section entitled “Description of Securities — Description of Debt Securities and Related Guarantees” in the accompanying prospectus summarize key terms of the indenture, the notes and the guarantees, but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the indenture, the notes and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We urge you to read the indenture, the notes and the provisions made part of the indenture by reference to the Trust Indenture Act because they, and not this description, define your rights as a holder of the notes. This “Description of Notes” supplements the “Description of Securities — Description of Debt Securities and Related Guarantees” in the accompanying prospectus and, to the extent it is inconsistent, replaces such description in the accompanying prospectus. For purposes of this “Description of Notes,” references to (i) the “Issuer,” “we,” “our” and “us” refer only to CF Industries, Inc., excluding its subsidiaries, and (ii) the “Parent Guarantor” and “CF Holdings” refer only to CF Industries Holdings, Inc., excluding its subsidiaries. Capitalized terms used in this section have the meaning set forth below in “— Certain Definitions.”
General
The notes will be issued under an indenture, dated as of November 6, 2025 (the “base indenture”) among the Issuer, the Parent Guarantor, as guarantor, and Wilmington Trust, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture, to be dated as of November 26, 2025 (the “supplemental indenture” and the base indenture as so supplemented, the “indenture”), by and among us, the Parent Guarantor and the trustee. We will initially issue $1,000,000,000 aggregate principal amount of 5.300% senior notes that will mature on November 26, 2035 (the “notes”).
The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.
The notes will be fully and unconditionally guaranteed by the Parent on a senior unsecured basis. See “— Guarantee” below.
Ranking
The notes will be our senior unsecured obligations and will:
•
rank senior in right of payment to all of our existing and future subordinated indebtedness;

•
rank equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness;

•
be effectively subordinated to all of our existing and future secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness and obligations;

•
be structurally subordinated to any obligations of our subsidiaries; and

•
be structurally subordinated to any obligations of the Parent Guarantor’s subsidiaries (other than the Issuer).

The Parent Guarantor had no secured indebtedness outstanding on a consolidated basis as of September 30, 2025. As of September 30, 2025, subsidiaries of the Parent Guarantor other than the Issuer accounted for all of the consolidated net sales of the Parent Guarantor and held a majority of the consolidated total assets of the Parent Guarantor.
Guarantee
The payment of the principal, premium, if any, and interest on the notes will be fully and unconditionally guaranteed (the “guarantee”) by the Parent Guarantor. The Parent Guarantor’s guarantee will be a senior unsecured obligation of the Parent Guarantor and will:
•
rank senior in right of payment to all of the Parent Guarantor’s existing and future subordinated indebtedness;

•
rank equally in right of payment with all of the Parent Guarantor’s existing and future unsecured unsubordinated indebtedness;

•
be effectively subordinated to all of the Parent Guarantor’s existing and future secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness and obligations; and

•
be structurally subordinated to any obligations of the Parent Guarantor’s subsidiaries (other than, by virtue of our obligations as issuer of the notes, the Issuer).

The Parent Guarantor is a holding company with no independent operations and is dependent on distributions of funds from the Issuer for cash. Accordingly, if the Issuer fails to make a payment on the notes when due, the Parent Guarantor may not have funds to pay that amount pursuant to its guarantee. See “Risk Factors  — The notes will be structurally subordinated to all of the obligations of the Issuer’s subsidiaries. Our ability to service our debt is dependent on the performance of our subsidiaries.”
Except as described under “— Certain Covenants” and “— Merger, Consolidation or Sale of Assets,” and restrictions in other instruments governing our other outstanding indebtedness, including the Credit Agreement (as defined herein) and the indentures governing our outstanding debt securities, we may incur substantial additional indebtedness (including secured indebtedness) in the future. For additional information, see “Risk Factors — We may incur substantial additional indebtedness, which could increase the risks associated with the notes,” “Risk Factors — The notes and the related guarantee will be unsecured and therefore will effectively be subordinated to any secured debt that the Issuer and the Parent may incur in the future” and “Risk Factors — The guarantee of the notes may be released automatically.”
Principal, Maturity and Interest
Interest on the notes will accrue at a rate of 5.300% per year from and including November 26, 2025 or the most recent interest payment date to which interest has been paid or provided for and will be payable semi-annually in arrears on May 26 and November 26 of each year, beginning May 26, 2026, to the persons in whose names the notes are registered at the close of business on May 11 and November 11, as the case may be (in each case, whether or not a business day), immediately preceding the related interest payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. We will make payments of principal, premium, if any, and interest, if any, through the trustee to The Depository Trust Company (“DTC”).
Interest payable on any interest payment date, redemption date or maturity date shall be the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid or duly provided for (or from, and including, the original issue date, if no interest has been paid or duly provided for with respect to the notes) to, but excluding, such interest payment date, redemption date or maturity date, as the case may be. If any interest payment date, redemption date or maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next succeeding business day without any additional payment as a result of such delay.
The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.
Issuance of Additional notes
The notes will initially be limited to an aggregate principal amount of $1,000,000,000. We may from time to time, without the consent of, or notice to, the holders of the notes of a series, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, initial public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any additional notes will not be issued with the same CUSIP number as the notes offered hereby unless such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would be part of the same issue as the notes offered hereby under the indenture for all purposes, including waivers, amendments, redemptions and offers to purchase.

Optional Redemption
Prior to August 26, 2035 (three months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the redemption date, and

(2)
100% of the principal amount of the notes to be redeemed on such redemption date,

plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
In addition, on or after the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
As used herein “Treasury Rate” means, with respect to any redemption date prior to the Par Call Date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to the notes shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life-and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no duty to determine, or verify the calculation of, the redemption price.
Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the registered holders as of the close of business on the relevant record date immediately preceding such interest payment date.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of notes being redeemed.
Any redemption may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, any related notice of redemption will describe such condition and, if applicable, will state that, in our discretion, the (i) redemption date may be delayed until such time (including by more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by us in our sole discretion), or (ii) such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied or waived by us by the relevant redemption date, or by the redemption date as so delayed. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another Person.
In the case of a partial redemption of the notes, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note being redeemed. Except in the case of global notes, a new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. Notwithstanding the foregoing, for so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
In the event of any redemption of notes, we will not be required to (i) register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the mailing of notice of redemption of the notes and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
The indenture will provide that, notwithstanding anything to the contrary therein, the Issuer, the Parent Guarantor and their respective affiliates may, at any time and from time to time, purchase, repurchase, redeem, exchange, defease or otherwise acquire or retire the Issuer’s or any of their subsidiaries’ outstanding debt securities or loans, including the notes, by any means other than a redemption that is subject to the provisions described above (and, for the avoidance of doubt, without being subject to any pro rata repurchase requirement) from any Person, upon such terms and conditions, at such prices and with such considerations as the Issuer, the Parent Guarantor and their respective affiliates may determine, including in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more holders or beneficial owners of notes. Except as set forth in this prospectus supplement, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
Change of Control
Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described above under “— Optional Redemption,” each holder of notes will have the right to require us to repurchase all or a portion (equal to $2,000 or integral multiples of $1,000 in excess thereof) of such holder’s notes pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount of notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a Change of Control Payment Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at our option, prior to and conditioned on the occurrence of, any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will be required to deliver a notice to each holder of notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 10 days nor (except to the extent such notice is conditioned upon the occurrence of a Change of Control Triggering Event) later than 60 days from the date such notice is sent and, if the notice is sent prior to the Change of Control, no earlier than the date of the occurrence of the Change of Control, other than as may be required by law (the “Change of Control Payment Date”). The Change of Control Payment Date may be designated by reference to the date that the Change of Control Triggering Event is satisfied, rather than a specific date. The notice will, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will be required, to the extent lawful, to:
•
accept for payment all notes properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

We will not be required to make a Change of Control Offer if (i) a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements applicable to such an offer had it been made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in an offer to repurchase the notes upon a Change of Control Triggering Event and we, or any third party making an offer to repurchase the notes upon a Change of Control Triggering Event in lieu of us, as described above, purchase all of the notes validly tendered and not withdrawn by such holders, then we will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice to each holder of notes, with a copy to the trustee, given not more than 30 days following the Change of Control Payment Date, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date).
To the extent that the provisions of any securities laws or regulations, including Rule 14e-1 under the Exchange Act, conflict with the “Change of Control Triggering Event” provisions of the indenture and the notes, we will not be deemed to have breached our obligations under the indenture and the notes by virtue of compliance with the securities laws and regulations. We may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.
The provisions under the indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority of the aggregate outstanding principal amount of the notes.

The Change of Control Offer feature of the notes may in certain circumstances make it more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below and under “— Merger, Consolidation or Sale of Assets,” we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of our indebtedness or that of our subsidiaries outstanding at such time or otherwise affect our capital structure or that of our subsidiaries or the credit ratings of the notes. Restrictions on our ability to consolidate, merge or convey, transfer or lease all or substantially all of our properties and assets are contained in the covenants as described below under “— Merger, Consolidation or Sale of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a Change of Control Offer, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.
The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another Person may be uncertain.
As used herein the following terms have the meanings assigned to them:
“Capital Stock” means:
(1)   in the case of a corporation, corporate stock;
(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; and
(3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Change of Control” means the occurrence of any of the following:
(1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Parent Guarantor’s assets and the assets of its subsidiaries, taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its subsidiaries (including the Issuer); or
(2)   we become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such terms is defined in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Parent Guarantor.
Notwithstanding the foregoing or any provision of Section 13d-3 of the Exchange Act:
•
a transaction will not be deemed to involve a Change of Control if (A) the Parent Guarantor becomes a direct or indirect wholly-owned Subsidiary of another Person and (B) either: (i) the shares of the Parent Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction; or (ii) immediately following such transaction no “person” (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such person; and

•
(i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors of such parent entity.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Fitch” means Fitch Ratings Inc. and its successors.
“Investment Grade” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P or Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Rating Agency” means S&P, Moody’s and Fitch, or if S&P, Moody’s or Fitch shall cease to rate the notes or fail to make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer as a replacement agency for one or any of them, as the case may be.
“Rating Event” means:
(1)   if the notes are not rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the notes on the first day of the Trigger Period by at least two of such Rating Agencies on any date during the Trigger Period;
(2)   if the notes are rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by at least two of the Rating Agencies on any date during the Trigger Period; or
(3)   if the notes are rated by only two Rating Agencies on the first day of the Trigger Period, one of which has rated the notes Investment Grade (“Rating Agency 1”) and one of which has rated the notes below Investment Grade (“Rating Agency 2”), the notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by Rating Agency 1 on any date during the Trigger Period and the notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the notes on the first day of the Trigger Period by Rating Agency 2 on any date during the Trigger Period, provided, that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than 50% of the total voting power of the equity interests therein at the time. Unless otherwise qualified, with respect to a joint venture entity, to the extent that the Parent Guarantor and/or one or more of its Subsidiaries’ share of the total voting power of the equity interests of such joint venture entity are below 50% at the time of commencement of such joint venture but subsequently exceeds 50% in accordance with the terms of the applicable joint venture agreement, such joint venture entity shall not be considered a Subsidiary unless and until the Parent Guarantor’s and/or one or more Subsidiaries’ share of the total voting power of the equity interests of such joint venture entity exceeds 70%.
“Trigger Period” means the period commencing on the first public announcement by the Issuer of an arrangement that could reasonably result in a Change of Control until the end of the 60-day period following the public notice of the consummation of the Change of Control; provided, that if the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies, such 60-day period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors or managers of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person).
Certain Covenants
Limitation on Liens
Except as described under “— Exemptions from Limitations on Liens and Sale and Leaseback Transactions,” neither the Parent Guarantor nor any of its Subsidiaries will create, incur, issue, assume or guarantee (collectively, “incur”), any Indebtedness secured by a Lien, other than a Permitted Lien (as defined below), upon any Principal Property without equally and ratably securing any notes then outstanding (for so long as such Indebtedness is so secured). Any of the following Liens is a “Permitted Lien”:
(1)
Liens securing Indebtedness and other Obligations in respect of the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $2,500.0 million;

(2)
Liens securing any Hedging Agreement between the Parent Guarantor and any of its Subsidiaries, on the one hand, and one or more Persons that are, at the time such Hedging Agreement is entered into, lenders under one or more Credit Facilities of the Parent Guarantor or any of its Subsidiaries (or affiliates of such lenders), on the other hand, which Liens encumber assets that are also subject to Liens securing Indebtedness and other Obligations under the Credit Facilities;

(3)
Liens on Capital Stock in any joint venture owned by the Parent Guarantor or any of its Subsidiaries securing joint venture obligations of such joint venture;

(4)
Liens in favor of the Parent Guarantor or any of its Subsidiaries, including, without limitation, Liens securing Indebtedness between or among the Parent Guarantor and any of its Subsidiaries;

(5)
Liens securing (a) Capital Lease Obligations and (b) other Indebtedness of the Parent Guarantor or any of its Subsidiaries incurred to finance all or any part of the acquisition, lease, construction, installation or improvement of any assets; provided in the case of the preceding subclauses (a) and (b) that at the time of incurrence thereof, the aggregate principal amount of outstanding Capital Lease Obligations and other Indebtedness secured by Liens pursuant to this clause (5) (including subclause (c) of this clause (5)) does not exceed the greater of (i) $250,000,000 and (ii) 10% of Consolidated Total Assets, and (c) any refinancing, replacement, refunding, renewal, exchange, repayment or extension (including pursuant to any defeasance or discharge mechanism) of such

Indebtedness (or unutilized commitment in respect of Indebtedness) in an amount not greater than the principal amount of such Indebtedness secured by the Lien that is refinanced, replaced, refunded, renewed, exchanged, repaid or extended, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs payable in connection with any such refinancing, replacement, refunding, renewal, exchange, repayment or extension;
(6)
Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition or other investment;

(7)
Liens on deposit accounts, securities accounts, cash and cash equivalents pursuant to an escrow arrangement or other funding arrangement pursuant to which such funds will be segregated to pay the purchase price for any acquisition;

(8)
Liens on Margin Stock that is held by the Parent Guarantor as treasury stock;

(9)
Liens on real or personal property subject to the Pooling Agreement;

(10)
Liens consisting of an agreement to sell, transfer or dispose of any asset or property to the extent not prohibited by the covenant under “Merger, Consolidation or Sale of Assets”;

(11)
Liens created in connection with any equity interest repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to an equity interest repurchase program;

(12)
Liens on any Principal Property existing at the time of its acquisition and Liens created prior to, contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement, alteration, construction or commencement of full operation of such property (whichever is latest) to secure Indebtedness incurred for the purposes of payment of the purchase price of such property or the cost of such improvement, alteration, construction or commencement of full operation;

(13)
Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to and not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent Guarantor or the applicable Subsidiary;

(14)
Liens on assets of any Person existing at the time such Person becomes a Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to and not incurred in contemplation of such Person becoming a Subsidiary of the Parent Guarantor and do not extend to any assets other than those of the Person that became a Subsidiary of the Parent Guarantor;

(15)
Liens of sellers of goods to the Parent Guarantor or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business;

(16)
Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;

(17)
Liens created or assumed in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits and other social security laws or similar laws or regulations (other than Liens arising under the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder), including cash collateral for obligations in respect of letters of credit, guarantee obligations or similar instruments related to the foregoing and deposits securing liability insurance carriers under insurance or self-insurance arrangements in the ordinary course of business, or to secure the performance of bids, tenders or trade contracts (including, but not limited to, insurance contracts), leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of any legal proceeding), performance or completion bonds and other obligations of a like nature or other cash deposits required to be made, in each case in the ordinary course of business;
(18)
Liens with respect to landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’, processors’, workman’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested;

(19)
Liens arising out of litigation or judgments being contested;

(20)
Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings or for which adequate reserves have been set aside in accordance with GAAP or other applicable accounting rules;

(21)
any interest or title of a lessor, sublessor, lessee, sublessee, licensee, sublicensee, licensor or sublicensor under any lease or license agreement not prohibited by the indenture and in the ordinary course of business;

(22)
Liens (other than Liens securing Credit Facilities) existing on the issue date of the notes;

(23)
Liens in favor of the United States or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or impairments, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financing;

(24)
zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Parent Guarantor and its Subsidiaries taken as a whole;

(25)
Liens in connection with the operation of cash management programs and any statutory or common law provision relating to banker’s Liens, rights of set-off, revocation, refund, chargeback, overdraft or similar rights and remedies as to deposit, securities and commodities accounts or other funds maintained with a creditor depository institution or a securities or commodities intermediary in the ordinary course of business and not with the intent of granting security;

(26)
Liens securing financing of insurance premiums incurred in the ordinary course of business;

(27)
Liens on trusts, escrow arrangements and other funding arrangements, and any cash, cash equivalents, deposit accounts, securities accounts and trust accounts or other assets arising in connection with the defeasance (whether by covenant or legal defeasance), satisfaction and discharge or redemption of Indebtedness;

(28)
Liens associated with the discounting or sale of letters of credit and accounts receivable;

(29)
Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code; and

(30)
any extension, renewal or replacement (and successive extensions, renewals and replacements), in whole or in part, of any Lien that was previously so secured, and permitted to be secured under the indenture; provided that (a) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the principal amount of the Indebtedness secured by the new Lien is not greater than the principal amount of any Indebtedness secured by the Lien that is refinanced, replaced, refunded, renewed, exchanged, repaid or extended, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs payable in connection with any such refinancing, replacement, refunding, renewal, exchange, repayment or extension.

Limitation on Sale and Leaseback Transactions
Except as described under “— Exemptions from Limitations on Liens and Sale and Leaseback Transactions,” the Parent Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to a Principal Property and with a lease exceeding three years, other than leases between or among the Parent Guarantor and its Subsidiaries, unless:
(1)
the Parent Guarantor and/or such Subsidiary or Subsidiaries would be entitled to incur Indebtedness in an amount equal to or greater than the Attributable Debt in respect of such Sale and Leaseback Transaction, secured by a Lien on such Principal Property without being required to secure the notes in accordance with the covenant described under “— Limitation on Liens”; and

(2)
within 120 days after such Sale and Leaseback Transaction, the Parent Guarantor or such Subsidiary applies an amount equal to the greater of the net proceeds of such Sale and Leaseback Transaction and the fair market value at the time of such Sale and Leaseback Transaction of the Principal Property so leased to the retirement of Funded Debt of the Parent Guarantor or any of its Subsidiaries or the purchase, acquisition or, in the case of real property, construction of other property that will constitute Principal Property.

Exemptions from Limitations on Liens and Sale and Leaseback Transactions
The Parent Guarantor and its Subsidiaries may incur Indebtedness secured by Liens or enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described under “— Limitation on Liens” and “— Limitation on Sale and Leaseback Transactions”; provided that, immediately after giving effect thereto, the amount of outstanding Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property (now owned or hereafter acquired) incurred without equally and ratably securing the notes pursuant to the covenant described under “— Limitation on Liens,” plus the aggregate amount of all outstanding Attributable Debt with respect to all such Sale and Leaseback Transactions (not including those that are for less than three years or in respect of which Funded Debt is retired or property that will constitute Principal Property is purchased, as described under “— Limitation on Sale and Leaseback Transactions”), does not exceed 15% of Consolidated Total Assets.
SEC Reports
We will, pursuant to Section 314(a) of the Trust Indenture Act, so long as the notes are outstanding, file with the trustee such information, documents and other reports as may be required to comply with the provisions of Section 314(a) of the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is so required to be filed with the SEC; provided further that (i) any failure to comply with this provision will not constitute a default or an event of default under the indenture and (ii) only the trustee, acting at the written direction of holders of a majority of the aggregate outstanding principal amount of the notes, may institute a legal proceeding against the Issuer to enforce such delivery obligation.
Notwithstanding the foregoing, to the extent we file such information and reports with the SEC and such information is publicly available, we will be deemed to be in compliance with our obligations to furnish or file such information to the trustee. The trustee shall have no duty to determine whether any such reports have been filed with the SEC or to determine what information, documents or reports are required to comply with the Trust Indenture Act. The trustee shall have no duty to review or verify the contents of any such reports delivered to it or filed with the SEC.
Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into any other Person, or sell or transfer all or substantially all of our properties and assets to, any other Person (other than the Parent Guarantor or another guarantor of the notes) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:
(1)
in the case of a merger, we are the continuing Person; or

(2)
in case we consolidate with or merge into another Person (and we are not the continuing Person), or sell or transfer all or substantially all of our properties and assets to another Person, the Person formed by such consolidation or into which we are merged or the Person that acquires by sale or transfer all or substantially all of our properties and assets will assume, by a supplemental indenture executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the notes, and our other obligations under the indenture; and

(3)
immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture.

Every such successor Person, upon executing such supplemental indenture, will succeed to the Issuer with the same effect as if it had been an original party hereto (which succession shall relieve the Issuer of all liabilities and discharge the Issuer from all obligations and covenants, in each case under the indenture and the notes), and such successor Person will possess and from time to time may exercise each and every power hereunder of the Issuer and may execute and deliver the notes under the indenture in the name of such successor Person, and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the Issuer may be done or performed with like force and effect by the like board or officer of such successor Person.
The Parent Guarantor may not consolidate with or merge into any other Person, or sell or transfer all or substantially all of its properties and assets to, any other Person unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:
(1)
in the case of a merger, it or the Issuer is the continuing Person; or

(2)
in case the Parent Guarantor consolidates with or merge into another Person (and the Parent Guarantor or the Issuer is not the continuing Person), or sells or transfers all or substantially all of its properties and assets to another Person (other than the Issuer), the Person formed by such consolidation or into which it is merged or the Person that acquires by sale or transfer all or substantially all of its properties and assets will assume, by a supplemental indenture executed and delivered to the trustee, the guarantee, and the Parent Guarantor’s other obligations under the indenture; and

(3)
immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture.

Every such successor Person, upon executing such supplemental indenture, will succeed to the Parent Guarantor with the same effect as if it had been an original party hereto (which succession shall relieve the Parent Guarantor of all liabilities and discharge the Parent Guarantor from all obligations and covenants, in each case under the indenture and the guarantee), and such successor Person will possess and from time to time may exercise each and every power hereunder of the Parent Guarantor and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the Parent Guarantor may be done or performed with like force and effect by the like board or officer of such successor Person.
Notwithstanding the foregoing, (i) the Issuer or the Parent Guarantor may consolidate with or merge with or into, or sell, transfer or otherwise dispose of all or part of its properties and assets to the Issuer or the Parent Guarantor, (ii) the Parent Guarantor, may consolidate with or merge with or into any Subsidiary of the Parent Guarantor solely for the purpose of reincorporating or reorganizing the Parent Guarantor, (iii) the Issuer and the Parent Guarantor may convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia, and (iv) the Parent Guarantor, may sell, lease, convey, assign, transfer or otherwise dispose of assets and property to the Issuer or any Subsidiary.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Issuer or the Parent Guarantor, and no director, officer, employee, incorporator, member or stockholder of or any Subsidiary of the Issuer or the Parent Guarantor, as such, will have any liability for any obligations of the Issuer or the Parent Guarantor under the notes, the guarantee or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes of the applicable series. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Defeasance
All provisions relating to defeasance and covenant defeasance are as set forth in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees — Defeasance and Covenant Defeasance.” In addition, in the event the Issuer exercises its right to defeasance or covenant defeasance, the guarantee of the Parent Guarantor will cease to be of further effect and the Parent Guarantor will be automatically released from all of its obligations with respect to the guarantee.
Satisfaction and Discharge
All provisions relating to the satisfaction and discharge of our obligations under the Indenture are as set forth in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees — Satisfaction and Discharge.” In addition, in the event the Issuer exercises its right to satisfy and discharge the notes, the guarantee of the Parent Guarantor will cease to be of further effect and the Parent Guarantor will be automatically released from all of its obligations with respect to the guarantee.
Trustee
Wilmington Trust, National Association, or any successor thereto, will serve as trustee under the indenture.
The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.
Paying Agent and Registrar for the Notes
The Issuer has appointed the trustee to act as the security registrar and paying agent and to act as depositary custodian with respect to the global notes. The Issuer has authorized its agents and the trustee to act in accordance with a letter of representations entered into with the depositary.
Listing
We do not intend to apply to list the notes on any national securities exchange or include them in any automated quotation system.
Book-Entry, Delivery and Form
Global notes
The notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes directly through DTC. Except under circumstances described below, the notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.
So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture governing the notes.
Except as provided below, owners of beneficial interests in the global notes will not be entitled to have the notes represented by global notes registered in their name, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture governing the notes.
In addition, except as provided below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
If the depositary notifies the Issuer that it is at any time unwilling or unable to continue as depositary for the notes, or if at any time the depositary for the notes has ceased to be a clearing agency registered under the Exchange Act and any other applicable statute or regulation at a time when the depositary is required to be so registered to act as depositary, the Issuer will use commercially reasonable efforts to appoint a successor depositary with respect to the notes. If a successor depositary for the notes is not appointed by us within 90 days after the Issuer receives such notice or become aware of such ineligibility, the Issuer will issue notes in definitive form in exchange for the global notes. In addition, the Issuer may at any time and in its sole discretion determine not to have the notes represented by the global notes and, in that event, will issue notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of notes represented by the global notes equal in principal amount to such beneficial interest and to have such notes registered in its name. notes so issued in definitive form will be issued as registered notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified by the Issuer. notes in definitive form can be transferred by presentation for registration to the registrar at its offices and must be duly endorsed by the holder or their attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the trustee duly executed by the holder or their attorney duly authorized in writing. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of notes in definitive form.

DTC
The depositary advises as follows:
•
DTC is:

•
a limited-purpose trust company organized under the New York Banking Law,

•
a “banking organization” within the meaning of the New York Banking Law,

•
a member of the Federal Reserve System,

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•
DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates;

•
Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations;

•
DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries; and

•
Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on the DTC’s website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement.
Purchases of the notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Principal, interest payments and redemption proceeds, if any, on the notes will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Issuer or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Issuer, the Parent Guarantor or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuer or the trustee, as applicable. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.
In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer of securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in the listing attached to the omnibus proxy).
In any case where we have made a tender offer for the purchase of any of the notes, a beneficial owner must give notice through a participant to a tender agent to elect to have its notes purchased or tendered. The beneficial owner must deliver the notes by causing the Direct Participants to transfer the participant’s interest in the notes, on DTC’s records, to a tender agent. The requirement for physical delivery of the notes in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered notes to the tender agent’s DTC account.
We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Global Clearance and Settlement Procedures
Initial settlement for the notes will be made in same-day U.S. dollar funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules.
Notices and Redemption
Notices to holders of the notes will be sent by mail to the registered holders when the notes are in definitive form. So long as the global notes are held on behalf of DTC or any other clearing system, notices (including redemption notices) to holders of notes represented by a beneficial interest in the global notes shall be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be, in accordance with DTC or such clearing system’s customary policies and procedures.
Any notice or communication to a holder may be (a) e-mailed and be deemed duly given at the time so delivered, (b) mailed by first class mail, certified or registered, return receipt requested and be deemed duly delivered five calendar days after being deposited in the mail, or (c) mailed by overnight air courier guaranteeing next day delivery and be deemed duly delivered the next business day, in each case, to its e-mail or physical address shown on the register kept by the trustee, as the security registrar. Any notice or communication will also be so e-mailed or mailed to any Person described in Section 313(c) of the Trust Indenture Act, to the extent required by the Trust Indenture Act. Failure to e-mail or mail a notice or communication to a holder or any defect in it will not affect its sufficiency with respect to other holders.
In each case, if a notice or communication is e-mailed or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the indenture or the notes, where the indenture or the notes provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of the notes represented by a beneficial interest in the global notes (whether by e-mail, mail or otherwise), such notice shall be sufficiently given if given to the depositary (or its designee), in accordance with DTC or such depository’s customary policies and procedures.
If fewer than all of the notes are to be redeemed at any time, and the notes are in the form of one or more fully registered global notes, they will be selected for redemption in accordance with such depository’s customary policies and procedures. For notes that are not in the form of global notes, the trustee shall select the notes to be redeemed among the holders (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or (2) if the notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the trustee shall deem appropriate or in accordance with applicable depositary procedures, and shall thereafter promptly notify the Issuer and any paying agent (if other than the trustee) in writing of the notes selected for redemption and the principal amount thereof to be redeemed.
Euroclear and Clearstream
Investors may hold interests in the notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems.
Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The following is based on information furnished by Euroclear or Clearstream, as the case may be. Euroclear has advised us that:
•
It was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•
Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•
Euroclear is operated by Euroclear Bank S.A./ N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•
The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of securities offering by this general prospectus supplement;

•
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly;

•
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”);

•
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants; and

•
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:
•
It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates;

•
Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier);

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Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters;

•
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly; and

•
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, the underwriters nor the trustee or the paying agent take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.
Secondary market trading between Euroclear Participants and Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its respective U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Governing Law
The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law rules thereof to the extent that the application of the laws of another jurisdiction would be required thereby.
Certain Definitions
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (or classified under GAAP as “finance leases” but, in any event, excluding leases classified under GAAP as “operating leases”), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Consolidated Total Assets” shall mean, on any date of determination, the total assets of the Parent Guarantor and its Subsidiaries as set forth on the consolidated balance sheet of the Parent Guarantor as of the end of its most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.
“Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of September 4, 2025, among CF Holdings, CF Industries, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and the other lenders and issuing banks party thereto, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, extended, renewed, restated, refunded, replaced (whether upon termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or other arrangements (including commercial paper facilities and overdraft facilities), in each case, with banks or other lenders or holders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or holders or others or to special purpose entities formed to borrow from such lenders or holders or others against such receivables), letters of credit, debt securities or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced (including by means of sales of debt securities to institutional investors), restructured, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks, institutions, investors or other similar entities and whether provided under one or more other credit or other agreements, indentures, financing agreements or otherwise) in each case, in whole or in part from time to time and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents).
“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or any of its Subsidiaries shall be a Hedging Agreement.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Hedging Agreements.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)   the principal of indebtedness of such Person for borrowed money;
(2)   the principal of obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(3)   reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence);
(4)   the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations, including accrued expenses owed, to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;
(5)   Capital Lease Obligations of such Person;
(6)   the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;
(7)   Guarantees by such Person of the principal component of Indebtedness of the type referred to in clauses (1), (2), (3), (4), (5) and (8) of other Persons to the extent Guaranteed by such Person; and
(8)   to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);
if and to the extent that any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.
The amount of any Indebtedness outstanding as of any date will be:
(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness.

“Lien(s)” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Margin Stock” has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.
“Pooling Agreement” means (i) that certain Spare Parts Sharing Agreement, dated May 6, 2013, by and among CF Industries Nitrogen, LLC, Terra Nitrogen, and Canadian Fertilizers Limited and (ii) that certain Spare Parts Pooling Agreement, dated February 1, 2007, by and among Agrium U.S. Inc., Agrium, an Alberta, Canada general partnership, Koch Nitrogen Company, LLC, Mosaic Fertilizer, LLC and Terra Nitrogen, as amended by that certain Pool Addendum Agreement, dated January 28, 2009, as further amended by that certain Amending Agreement No. 1, dated January 1, 2011, as further amended by that Pool Addendum, dated September 1, 2012, and (iii) any similar parts pooling agreements in effect on the date hereof, in each case without giving effect to any amendments, restatements, supplements or other modifications which, taken as a whole, are materially adverse to the Parent Guarantor and its Subsidiaries, taken as a whole.
“Principal Property” means any manufacturing facility, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by the Parent Guarantor or any of its Subsidiaries (whether owned on the issue date of the notes or thereafter acquired), in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 3% of Consolidated Total Assets, other than any such facility or parcel or group of contiguous parcels that the Parent Guarantor or the Issuer reasonably determines is not material to the business of the Parent Guarantor and its Subsidiaries taken as a whole.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Subsidiary of the Parent Guarantor of any Principal Property, which has been or is to be sold or transferred by the Parent Guarantor or any such Subsidiary to such Person with the intention of taking back a lease of such Principal Property, except for leases between the Parent Guarantor and a Subsidiary of the Parent Guarantor or between Subsidiaries of the Parent Guarantor.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes to U.S. holders and non-U.S. holders (each as defined below). This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable final, temporary and proposed U.S. Department of Treasury regulations promulgated thereunder (the “U.S. Treasury regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. We cannot assure you that the IRS will not challenge one or more of the U.S. federal income tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes.
Except where noted, this summary deals only with a note held as a “capital asset” within the meaning of Section 1221 of the Code (generally property held for investment) by a person who purchases the note on original issuance at the first price at which a substantial portion of the notes of the applicable series is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate and gift tax consequences), or the tax consequences arising under the laws of any non-U.S., state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all aspects of U.S. federal income taxes, including any alternative minimum tax and Medicare contribution tax consequences, and does not deal with all tax consequences that may be relevant to holders in light of their particular circumstances or status, or to certain categories of investors that may be subject to special rules, such as:
•
tax consequences to brokers or dealers in securities or currencies, banks or other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities for U.S. federal income tax purposes, governmental entities, insurance companies, traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•
tax consequences to holders of debt instruments that are repaid with the proceeds of this offering;

•
tax consequences to persons holding notes as a part of a straddle, integrated, conversion or other “synthetic security” or persons deemed to sell the notes under the constructive sale provisions of the Code;

•
tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•
tax consequences to “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
tax consequences to persons subject to anti-inversion, base erosion or anti-abuse rules;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” (within the meaning of Section 451(b) of the Code) and persons holding the notes through individual retirement accounts and other tax-deferred accounts;

•
tax consequences to partnerships and other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors therein; and

•
tax consequences to certain former citizens or residents of the United States.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner or member generally will depend upon the status of the partner or member, the activities of the entity and certain determinations made at the partner or member level. If you are a partner or member in such an entity, you are urged to consult your tax advisors.
If you are considering the purchase of notes, you are urged to consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the U.S. federal estate or gift tax laws or under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, or treated as, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident alien of the United States;

•
a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE TAX ADVICE. YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. INCOME, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Effect of Certain Contingent Payments
In certain circumstances, we may be required to make payments on the notes in excess of stated interest and principal, or prior to their scheduled payment dates, for instance, as described under “Description of Notes — Change of Control.” The U.S. Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from those described below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We intend to treat the possibility of our making any of the above payments as remote or to treat such payments as incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our position will be binding on all holders, except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the notes were acquired by such holder. However, our position is not binding on the IRS. If the IRS were to successfully challenge our position, a holder subject to U.S. federal income tax might be required to accrue ordinary interest income on the notes in excess of stated interest rate based upon a “comparable yield” (as defined in the U.S. Treasury regulations) determined at the time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, such holder might be required to treat as ordinary income, rather than capital gain, any gain recognized on the taxable disposition of the notes before the resolution of the contingencies. In any event, if we actually make any such additional payment, the timing, amount and character of a holder’s income, gain or loss with respect to the notes may be affected. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Taxation of U.S. Holders
Interest on the Notes
Stated interest on the notes (excluding pre-issuance accrued interest, if any, if a U.S. holder elected to exclude such interest) will be taxable to a U.S. holder as ordinary income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes, subject to the discussion under “— Original Issue Discount” below.
Original Issue Discount
It is expected that the notes will not be treated as issued with “original issue discount” (“OID”) for U.S. federal income tax purposes. However, if the notes are issued at a discount from their Stated Redemption Price at Maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the Stated Redemption Price at Maturity of such notes multiplied by the number of full years to their maturity, such notes will be “Original Issue Discount Notes.” The difference between the issue price and the Stated Redemption Price at Maturity of such notes will be the OID. The “Issue Price” of a note is the first price at which a substantial amount of the notes is sold to the public (i.e., excluding sales of the notes to underwriters, placement agents, wholesalers, or similar persons). The “Stated Redemption Price at Maturity” includes all payments under a note other than payments of Qualified Stated Interest. The term “Qualified Stated Interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Issuer) at least annually during the entire term of the note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.
U.S. holders of Original Issue Discount Notes generally will be subject to special tax accounting rules for obligations issued with OID. U.S. holders of such notes should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
In general, each U.S. holder of an Original Issue Discount Note, regardless of whether the holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the note for all days during the taxable year that the U.S. holder owns the note. The daily portions of OID on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Note, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an Original Issue Discount Note allocable to each accrual period is determined by (a) multiplying the “Adjusted Issue Price” (as defined below) of the Original Issue Discount Note at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of Qualified Stated Interest allocable to that accrual period. The “yield to maturity” of a note is the discount rate that causes the present value of all payments on the note as of its original date of issue to equal the issue price of the note. The “Adjusted Issue Price” of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price (including pre-issuance accrued interest, if any, if not excluded from the issue price by us) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of Qualified Stated Interest (if any) made with respect to the note in all prior accrual periods.
A U.S. holder generally may make an election to include in its income its entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of Qualified Stated Interest, over the amount paid by the U.S. holder for the note) under the constant-yield method described above. Such election may be revoked only with the permission of the IRS.
Taxable Disposition of the Notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on such disposition (less any amount that is attributable to accrued and unpaid interest, which will be taxable as such) and the U.S.

holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in a note will generally equal the cost of the note to such U.S. holder, increased by any amounts includible in income by the holder as OID and reduced by any amortized premium and any payments other than Qualified Stated Interest made on a note. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Generally, long-term capital gains recognized by certain non-corporate U.S. holders (including an individual U.S. holder) currently are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to significant limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to interest on the notes and the proceeds of a sale, exchange, redemption, repurchase by us or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder properly establishes that it is an exempt recipient (such as a corporation generally). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information or appropriate claim form is furnished to the IRS in a timely manner.
Taxation of Non-U.S. Holders
Interest on the Notes
Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax generally will not apply to any payment of interest (including OID) on a note to a non-U.S. holder provided that:
•
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•
the non-U.S. holder is not a “controlled foreign corporation” that is related to us (directly, indirectly or constructively) through stock ownership;

•
the non-U.S. holder is not a bank receiving interest on a loan agreement entered into in the ordinary course of its trade or business; and

•
either (1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on the applicable IRS Form W-8) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the holder will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder provides the applicable withholding agent with a properly completed and duly executed (1) IRS Form W-8-BEN or W-8BEN-E, as applicable, (or other applicable form or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form or successor form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.
If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments. Non-U.S. holders are urged to consult their tax advisors on the treatment of interest on the notes.
Taxable Disposition of the Notes
Subject to the discussion of backup withholding and FATCA below, gain recognized by a non-U.S. holder on the sale, exchange, redemption, repurchase by us or other taxable disposition of a note generally will not be subject to U.S. federal income tax unless:
•
that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, such gain is attributable to a U.S. permanent establishment or fixed base); or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is an individual or foreign corporation described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, redemption, repurchase by us or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder unless an applicable income tax treaty provides otherwise. Effectively connected interest income that is subject to U.S. federal income tax will not be subject to U.S. federal withholding tax if the non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the U.S. and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to U.S. federal income tax if such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States.
If a non-U.S. holder is an individual described in the second bullet point above, such non-U.S. holder will be subject to a flat 30% (or lesser rate as may be specified under an applicable income tax treaty) tax on the gain derived from the sale, exchange, redemption, repurchase by us or other taxable disposition, which may be offset by certain U.S. source capital losses.
Information Reporting and Backup Withholding
Generally, the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to non-U.S. holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the applicable statement described above in the last bullet point under “— Taxation of Non-U.S. Holders — Interest on the Notes” has been provided and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange, redemption, repurchase by us or other taxable disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information or appropriate claim form is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act (FATCA)
Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on notes paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. While withholdable payments would have originally included payments of gross proceeds from a sale or other disposition of notes, proposed U.S. Treasury regulations eliminate such withholding entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final Treasury regulations are issued. No such final U.S. Treasury regulations have been issued so far. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Further, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the U.S. federal withholding tax discussed above under “— Taxation of Non-U.S. Holders — Interest on the Notes,” the U.S. federal withholding under FATCA may be credited against, and therefore reduce, such other U.S. federal withholding tax. If withholding is imposed under FATCA, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Holders are urged to consult their tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of notes.
THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATIONAL PURPOSES ONLY, IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND THE CONSEQUENCES UNDER ANY APPLICABLE TREATY.

UNDERWRITING (CONFLICTS OF INTEREST)
Goldman Sachs & Co. LLC, BMO Capital Markets Corp. and Citigroup Global Markets Inc. are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC	$200,000,000
BMO Capital Markets Corp.	$200,000,000
Citigroup Global Markets Inc.	$200,000,000
BofA Securities, Inc.	$87,500,000
CIBC World Markets Corp.	$87,500,000
Scotia Capital (USA) Inc.	$87,500,000
Truist Securities, Inc.	$87,500,000
Rabo Securities USA, Inc.	$25,000,000
U.S. Bancorp Investments, Inc.	$25,000,000
Total	$1,000,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The Issuer and the Parent have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and satisfaction of other customary conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of notes made outside of the United States may be made by affiliates of the underwriters.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to dealers at that price less a selling concession not in excess of 0.390% of the principal amount per note. The underwriters may allow, and the dealers may reallow, a selling concession not in excess of 0.250% of the principal amount per note to other dealers. After the initial offering of the notes to the public, the public offering price, concession and discount may be changed.
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $3.9 million.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:
Paid by Us
Per note	0.650%
Total	$6,500,000

New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.
No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity the notes may be adversely affected.
Price Stabilization, Short Positions
In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of the notes than they are required to purchase in this offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market for the purpose of preventing or slowing a decline in the market price of the notes prior to the completion of this offering.
Any of these activities may have the effect of preventing or slowing a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Delayed Settlement
We expect that delivery of the notes will be made, against payment for the notes, on or about November 26, 2025, which will be the fourth business day following the pricing of the notes (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the business day preceding their date of delivery will be required, because the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.
Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Certain of the underwriters or their affiliates are lenders under our committed master repurchase agreements and may, from time to time, hold our existing notes or other indebtedness. Certain of the underwriters or their affiliates may hold positions in the 2026 Notes we intend to redeem, repurchase or otherwise repay with a portion of the net proceeds of this offering and may receive a portion of the net proceeds of this offering as a result.

From time to time, we may also co-fund commercial real estate mortgage loans or enter into other commercial real estate financing transactions with certain of the underwriters or their affiliates.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates, including through any 10b5 1 plans established by our management and directors. Additionally, certain of the underwriters or their affiliates may in the future be the seller, buyer or broker for our trades in securities issued by third parties. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase of any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act); and

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in the Dubai International Financial Centre
The notes may not be offered or sold to any person in the Dubai International Financial Centre unless such offer is:
(a)
an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)
made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, (1) no person has offered or sold or will offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity, which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (1) a “retail investor” means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as it forms part of domestic law in the United Kingdom) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
Prohibition of Sales to United Kingdom Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (1) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents or materials relating to the issue of the notes offered hereby or any of their contents.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Parent.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948) (as amended) (the “FIEL”), and each of the underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to any exemption from the registration requirements of and otherwise in compliance with, the FIEL available thereunder and in compliance with the other relevant laws and regulations of Japan.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that require a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York, will pass on certain legal matters for the underwriters.
EXPERTS
The consolidated financial statements of CF Industries Holdings, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE;
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus supplement. We encourage you to read the SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in any of our securities. Our SEC filings are available to the public on the SEC’s website (www.sec.gov). We make available free of charge most of our SEC filings through our website (www.cfindustries.com) as soon as reasonably practical after they are filed with the SEC. We have included our website address in this prospectus supplement solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus.
We incorporate by reference the following documents that the Parent previously filed with the SEC (other than information in such documents that is deemed furnished and not filed):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025;

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Quarterly Report on Form 10-Q for the quarters ended (i) March 31, 2025, filed with the SEC on May 8, 2025, (ii) June 30, 2025, filed with the SEC on August 7, 2025 and (iii) September 30, 2025, filed with the SEC on November 6, 2025;

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Current Reports on Form 8-K filed with the SEC on January 6, 2025, May 8, 2025, July 24, 2025, September 8, 2025 and September 9, 2025; and

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the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024 from the definitive proxy statement, filed with the SEC on March 25, 2025.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until such notes offering is terminated (other than any such filings or portions thereof, including any corresponding exhibits, that are not deemed filed with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus supplement.
You may also obtain a free copy of these filings by telephoning or writing to us at the following address and telephone number:
CF Industries Holdings, Inc.
2375 Waterview Drive
Northbrook, Illinois 60062
Attention: Secretary
Telephone: (847) 405-2400
We are not, and the underwriters are not, making an offer to sell, or the solicitation of an offer to buy, the notes in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

PROSPECTUS
CF INDUSTRIES HOLDINGS, INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Guarantees of Debt Securities of CF Industries, Inc.
Warrants
Stock Purchase Contracts
Stock Purchase Units
CF INDUSTRIES, INC.
Debt Securities

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any offered securities.
CF Industries Holdings, Inc. (“CF Holdings”) may offer and sell the securities identified above under its name, from time to time, in one or more offerings. CF Industries, Inc. (“CF Industries”) may offer and sell debt securities, which will be fully and unconditionally guaranteed by CF Holdings, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities. The applicable prospectus supplement will contain the specific terms of the securities being offered thereby.
CF Holdings and CF Industries may sell these securities to or through underwriters, dealers or agents or directly or through their subsidiaries to purchasers.
CF Holdings’ common stock is listed on the New York Stock Exchange under the trading symbol “CF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 6, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, CF Holdings or CF Industries may offer and sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities CF Holdings and CF Industries may offer and sell. Each time that securities are offered, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We urge you to read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
We are not making an offer to sell, or soliciting an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.
Except as otherwise indicated or unless the context otherwise requires, as used in this prospectus, (i) the terms “we,” “us,” “our,” “Company” or “CF Holdings” refer to CF Holdings and its subsidiaries, including CF Industries, except in the section titled “Description of Securities” where such terms refer only to CF Holdings or CF Industries, as applicable, excluding their respective subsidiaries, and (ii) the term “CF Industries” refers to CF Industries, excluding its subsidiaries.

THE COMPANY
Our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network to enable low-carbon hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our manufacturing complexes in the United States, Canada and the United Kingdom, an extensive storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach underpin our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy. Our principal customers are cooperatives, retailers, independent fertilizer distributors, traders, wholesalers and industrial users. Our core product is anhydrous ammonia (ammonia), which contains 82% nitrogen and 18% hydrogen. Products derived from ammonia that are most often used as nitrogen fertilizers include granular urea, urea ammonium nitrate solution and ammonium nitrate. Ammonium nitrate is also used extensively by the commercial explosives industry as a component of explosives. Products derived from ammonia that are sold primarily to industrial customers include diesel exhaust fluid, urea liquor, nitric acid and aqua ammonia.
CF Industries is a direct, wholly-owned subsidiary of CF Holdings. Substantially all of CF Holdings’ consolidated assets are held by CF Industries and its subsidiaries.
Our principal executive offices are located outside of Chicago, Illinois, at 2375 Waterview Drive, Northbrook, Illinois 60062. The telephone number of our principal executive offices is (847) 405-2400. Our Internet website address is www.cfindustries.com. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS
Our business is subject to uncertainties and risks, and investing in securities of CF Holdings or CF Industries involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. For more information, see the additional information described under the heading “Where You Can Find More Information.” Any prospectus supplement may also include additional risks related to the securities being offered thereby. It is possible that our business, financial condition, liquidity, cash flows, results of operations, reputation and prospects could be materially adversely affected by any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial and these risks could result in a partial or complete loss of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus and the information included or incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases.
Forward-looking statements inherently involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our prospects, future developments and business strategies. These forward-looking statements are made based on currently available competitive, financial and economic data, our current expectations, estimates, forecasts and projections about the industries and markets in which we operate and management’s beliefs and assumptions concerning future events affecting us. These statements are not guarantees of future performance and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Therefore, our actual results may differ materially from what is expressed in or implied by any forward-looking statements. We caution you not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the risk factors and cautionary statements included in, or incorporated by reference into, this prospectus. Except as is required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this document. Additionally, we do not undertake any responsibility to provide updates regarding the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this document. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:
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our ability to complete the projects at our Blue Point complex, including the construction of a low-carbon ammonia production facility with our joint venture partners and scalable infrastructure on schedule and on budget or at all;

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our ability to fund the capital expenditure needs related to the joint venture at our Blue Point complex, which may exceed our current estimates;

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the cyclical nature of our business and the impact of global supply and demand on our selling prices and operating results;

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the global commodity nature of our nitrogen products, the conditions in the global market for nitrogen products, and the intense global competition from other producers;

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announced or future tariffs, retaliatory measures, and global trade relations, including the potential impact of tariffs and retaliatory measures on the price and availability of materials for our capital projects and maintenance;

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conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products;

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the volatility of natural gas prices in North America and globally;

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weather conditions and the impact of adverse weather events;

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the seasonality of the fertilizer business;

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the impact of changing market conditions on our forward sales programs;

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difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery;

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reliance on third party providers of transportation services and equipment;

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our reliance on a limited number of key facilities;

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risks associated with cybersecurity;

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acts of terrorism and regulations to combat terrorism;

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the significant risks and hazards involved in producing and handling our products against which we may not be fully insured;

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risks associated with international operations;

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our ability to manage our indebtedness and any additional indebtedness that may be incurred;

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risks associated with changes in tax laws and adverse determinations by taxing authorities, including any potential changes in tax regulations and our qualification for tax credits;

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risks involving derivatives and the effectiveness of our risk management and hedging activities;

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potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements;

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regulatory restrictions and requirements related to greenhouse gas emissions, including announced or future changes in environmental or climate change laws;

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the development and growth of the market for low-carbon ammonia and the risks and uncertainties relating to the development and implementation of our low-carbon ammonia projects;

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risks associated with investments in and expansions of our business, including unanticipated adverse consequences and the significant resources that could be required;

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failure of technologies to perform, develop or be available as expected, including the low-carbon ATR ammonia production facility with carbon capture and sequestration technologies being constructed at our Blue Point complex; and

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the other risks and uncertainties included from time to time in our filings with the SEC.

You should also carefully read the factors described under “Risk Factors” and in other cautionary statements in this prospectus and in our most recent Annual Report on Form 10-K filed with the SEC, any Quarterly Reports on Form 10-Q filed with the SEC since the filing of such Annual Report on Form 10-K and our other filings with the SEC that are incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

GUARANTOR DISCLOSURES
CF Holdings and CF Industries have filed this prospectus with the SEC registering, among other securities, debt securities of CF Industries, which will be fully and unconditionally guaranteed by CF Holdings, unless the applicable prospectus supplement or other offering material states otherwise, as described in “Description of Debt Securities.” CF Holdings owns substantially all of its assets and conducts substantially all of its operations through CF Industries and CF Industries is consolidated into CF Holdings’ financial statements.
Pursuant to Rule 3-10 of Regulation S-X and Rule 12h-5 of the Exchange Act, subsidiary issuers of obligations guaranteed by their parent company are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into such parent company’s consolidated financial statements, such related guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of CF Industries have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, summarized financial information for CF Industries has been excluded because the assets, liabilities and results of operations of CF Industries are not materially different than the corresponding amounts in CF Holdings’ consolidated financial statements incorporated by reference herein, and because management believes such summarized financial information would not be material for investors.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus for general corporate purposes, unless otherwise specified in any applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the securities that (i) CF Holdings may offer and sell from time to time, including common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units, and (ii) CF Industries may offer and sell from time to time, consisting of debt securities, which will be fully and unconditionally guaranteed by CF Holdings, unless the applicable prospectus supplement or other offering material states otherwise. These summary descriptions are not meant to be complete descriptions of each security. Certain specific terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
In this description, all references to “we,” “us,” “our” or the “Company” refer only to CF Holdings and not to any of its subsidiaries. In this description, references to “common stock” refer to common stock, par value $0.01 per share, of CF Holdings and references to “preferred stock” refer to preferred stock, par value $0.01 per share, of CF Holdings.
As of the date hereof, our authorized capital stock consists of 500,000,000 shares of common stock and 50,000,000 shares of preferred stock, of which 500,000 have been designated Series A Junior Participating Preferred Stock. As of September 30, 2025, there were 157,687,300 shares of our common stock and no shares of preferred stock issued and outstanding. All of our issued and outstanding shares of common stock are fully paid and non-assessable.
Common Stock
Dividend Rights.   Subject to the rights and preferences applicable to any shares of our preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends when and as declared by our board of directors from funds legally available therefor.
Rights Upon Liquidation.   In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences applicable to any shares of our preferred stock outstanding at the time, the holders of our common stock will be entitled to receive the distribution of our remaining assets.
Voting Rights.   Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. Our Third Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) does not provide for cumulative voting in the election of directors.
No Conversion, Redemption or Preemptive Rights.   The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There is also no redemption or sinking fund provisions applicable to any class of our capital stock.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, without further action by the stockholders, to issue up to 50,000,000 shares of our preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Company at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would be approved by the affirmative vote of the holders of a majority of the shares then entitled to vote.
Certain specific terms of any preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the amendment establishing such terms that we file with the Secretary of State of the State of Delaware and the SEC. Those terms may include:
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the title and liquidation preference per share of the preferred stock and the number of shares offered;

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the initial aggregate offering price of the preferred stock;

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the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which the dividends will begin to accumulate;

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any redemption or sinking fund provisions of the preferred stock;

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any conversion rights applicable to the preferred stock;

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the voting rights, if any, of the preferred stock;

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material federal income tax considerations; and

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any additional dividend, liquidation, conversion and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Dividend Rights.   The preferred stock will have a preference over the common stock as to the payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.
Rights Upon Liquidation.   The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.
Conversion, Redemption or Exchange Rights.   The shares of a series of preferred stock will be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security, in each case, to the extent set forth in the applicable prospectus supplement.

Voting Rights.   Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights other than those fixed by the board of directors pursuant to our certificate of incorporation.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation and our Bylaws
Provisions of our certificate of incorporation and our bylaws, which are summarized below, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including those attempts that might result in a premium over the market price for our common stock.
Number of directors; filling vacancies
Our certificate of incorporation provides that our board of directors will consist of not less than three or more than fifteen members, the exact number of which will be fixed from time to time by our board of directors.
Our certificate of incorporation and bylaws provide that, subject to the terms of any preferred stock, any vacancy on our board of directors that results from an increase in the number of directors may only be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors may only be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Our bylaws provide that in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
The director vacancy provisions make it more difficult than it would be in the absence of such provisions for a stockholder to remove incumbent directors and gain control of our board of directors by filling vacancies created by such removal with such stockholder’s own nominees.
Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
Special meetings of stockholders
Our certificate of incorporation and bylaws provide that, unless otherwise required by law, special meetings of stockholders may be called by the chair of our board of directors, our President or our board of directors and, subject to the provisions of our bylaws, a special meeting of stockholders shall be called by our Secretary upon written request in proper form of one or more record holders of common stock representing at least 25% of the voting power of all outstanding shares of common stock which shares are determined to be “Net Long Shares” in accordance with our bylaws. Subject to the rights of holders of any shares of preferred stock, special meetings of stockholders may not be called by any other person or persons. A stockholder request for a special meeting of stockholders is subject to various procedural and other requirements and limitations under our bylaws, including a requirement that such a request include specified information as to, among other things, the requesting stockholders and the matters proposed to be acted on at the special meeting. Among other limitations applicable to stockholder special meeting requests, a special meeting request will not be valid if it relates to an item of business that is not a proper subject for stockholder action under applicable law; if it is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; if an identical or substantially similar item, including the election or removal of directors, was presented at an annual or special meeting of stockholders held not more than 90 days before the special meeting request is delivered; or if an identical or substantially similar item, including the election or removal of directors, is included in our notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called by the time the special meeting request is delivered but not yet held.
Business transacted at any special meeting of stockholders will be limited to the purposes stated in the valid stockholder special meeting request (if any) for such special meeting and any matters our board of directors determines to submit to our stockholders at such special meeting.

Stockholder action by written consent
Our certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting and denies stockholders the ability to act by written consent without a meeting.
Advance notice requirement for stockholder proposals at annual meetings of stockholders
Our bylaws establish advance notice procedures for stockholders to bring business before an annual meeting of stockholders. Under these advance notice procedures, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice of the business in proper written form to our Secretary. These advance notice procedures require, among other things, that the notice set forth specified information, including information as to the notifying stockholder and certain associated persons and as to each matter such stockholder proposes to bring before the annual meeting. To be timely under these advance notice procedures, a stockholder’s notice must be delivered to or be mailed to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that, in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting of stockholders was given or public disclosure of the date of the annual meeting was made, whichever first occurs.
Advance notice requirement for nomination of candidates for election to our board of directors
Our bylaws establish advance notice procedures for stockholder nominations of persons for election as directors of CF Holdings at any annual meeting of stockholders or any special meeting of stockholders called for the purpose electing directors. Under these advance notice procedures, for a nomination to be made by a stockholder, other than any nomination made pursuant to a stockholder special meeting request in accordance with the requirements referenced above in “— Special meetings of stockholders” or made in accordance with the proxy access provisions of our bylaws referenced below in “Proxy Access,” such stockholder must give timely written notice of the nomination in proper written form to our Secretary. These advance notice procedures require, among other things, that the notice set forth specified information, including information as to the notifying stockholder and certain associated persons and as to each proposed nominee. To be timely under these advance notice procedures, a stockholder’s notice must be delivered to or be mailed to and received at our principal executive offices (i) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors (other than pursuant to a stockholder special meeting request in accordance with the requirements referenced above in “— Special meetings of stockholders”), not later than the close of business on the 10th day following the day on which notice of the date of the special meeting of stockholders was given or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.
Amendment of bylaws
Our board of directors has the authority to amend our bylaws without a stockholder vote. Our bylaws may also be amended by the affirmative vote of the holders of a majority of the total number of votes of our capital stock represented and entitled to vote at any meeting of the stockholders, voting as a single class.
Authorized but unissued capital stock
Under our certificate of incorporation, our bylaws and the DGCL, authorized but unissued shares of our capital stock are available for future issuance without stockholder approval. We could issue shares of common stock or preferred stock at such times, under such circumstances, on such terms and conditions and, in the case of preferred stock, with such rights and preferences as to render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or other means.

Proxy Access
Our bylaws allow eligible stockholders to include their own nominees for director at an annual meeting of stockholders in our proxy materials along with the candidates nominated by our board of directors. Subject to applicable procedural and other requirements under our bylaws, the proxy access provisions of our bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of the outstanding common stock for at least the previous three years to nominate and include in our proxy materials director nominees constituting not more than 25% of the number of the directors in office at the time of the nomination. Under the proxy access provisions of our bylaws, an eligible stockholder or group of stockholders seeking to include a nominee for director in our proxy materials for an annual meeting of stockholders must, among other things, provide notice as specified in the proxy access provisions of our bylaws to our Secretary no earlier than 150 days and no later than 120 days before the anniversary of the date we issued our proxy statement for the previous year’s annual meeting of stockholders.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder, unless:
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prior to that time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers of the corporation and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or after that time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

As defined in Section 203 of the DGCL, “business combination” generally includes the following:
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mergers or consolidations involving the corporation and the interested stockholder;

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sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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transactions involving the corporation that have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; and

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receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any person that, together with its affiliates and associates, is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and, together with such person’s affiliates and associates, was the owner of 15% or more of the outstanding voting stock of the corporation within the three-year period immediately before the date of determination, and the affiliates and associates of such person.
Limitations on Liability and Indemnification of Directors and Officers
Our certificate of incorporation limits or eliminates the personal liability of our directors and officers to the maximum extent permitted by the DGCL. The DGCL expressly permits a corporation to provide that its directors and officers will not be liable for monetary damages for a breach of their fiduciary duties as directors, except for liability:

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for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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under Section 174 of the DGCL (relating to unlawful stock repurchases, redemptions or other distributions or payment of dividends);

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for any transaction from which the director derived an improper personal benefit; or

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of an officer in any action by or in the right of the corporation.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation and bylaws also authorize us to indemnify our officers, directors, employees and other agents to the fullest extent permitted under the DGCL, and we may advance expenses to our directors, officers, employees and other agents in connection with a legal proceeding, subject to limited exceptions.
As permitted by the DGCL, our certificate of incorporation and bylaws provide that:
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we must indemnify our directors and officers to the fullest extent permitted by the DGCL and advance expenses to our directors and officers in connection with a legal proceeding, subject to limited exceptions; and

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we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We have entered into separate indemnification agreements with each of our directors and officers that require us to indemnify them to the fullest extent permitted by the DGCL. These indemnification agreements also require us to advance any expenses incurred by our directors and officers as a result of any proceeding against them as to which they could be indemnified.
The limited liability and indemnification provisions in our certificate of incorporation and bylaws and in the indemnification agreements we have entered into with our directors and officers may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder’s investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “CF.”
DESCRIPTION OF DEPOSITARY SHARES
In this description, all references to “we,” “us,” “our” or the “Company” refer only to CF Holdings and not to any of its subsidiaries.
The following description of depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, (i) the deposit agreement to be entered into between us and a bank or trust company selected by us and (ii) the depositary receipt relating to the preferred stock that is attached to such deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents will be deemed filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under the deposit agreement. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add any undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Conversion, Exchange and Redemption
If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will send notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will send the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Record Date
Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendments
We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares will not take effect until 30 days after the depositary has sent notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
We may, at our option, direct the depositary to terminate the deposit agreement by sending a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:
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the depositary has redeemed all related outstanding depositary shares; or

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we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (2) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary
At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended articles of incorporation to furnish to the holders of the preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. The depositary will not be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting the depositary to do so furnish it with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.
DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
In this description, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that CF Holdings or CF Industries, as applicable, may issue from time to time, and “we,” “us” and “our” refer to CF Holdings or CF Industries, as applicable, and not to any of their respective subsidiaries, as the issuer of the applicable series of debt securities.
Unless otherwise specified in the applicable prospectus supplement, debt securities of CF Holdings will be issued in one or more series under an indenture, to be entered into between CF Holdings and one or more trustees, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part, and debt securities of CF Industries will be issued in one or more series under an indenture, dated as of November 6, 2025, by and among CF Industries, CF Holdings and Wilmington Trust, National Association, as trustee. The following summary of provisions of the indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The respective indenture governing the notes issued by CF Holdings or CF Industries, as applicable, is referred to as the “indenture” in this description, and the respective trustee for the notes issued by CF Holdings or CF Industries, as applicable, is referred to as the “trustee” in this description.
The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable supplemental indenture, if any, and those made a part of the applicable indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable supplemental indenture, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable supplemental indenture and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements and debt securities, including the definitions therein of certain terms.
Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
General
The debt securities will be unsecured general obligations of CF Holdings or CF Industries, as applicable. The indebtedness represented by the debt securities will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of CF Holdings or CF Industries, as applicable. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
The prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:
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the issuer and the title of the debt securities;

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the aggregate principal amount of the debt securities and any limit thereon;

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the price or prices at which such debt securities will be sold;

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the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

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any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

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any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

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any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

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any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

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the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

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certain provisions related to the redemption, purchase, exchange or repayment of the debt securities;

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any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

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whether the debt securities of the series will be convertible into or exchangeable for other debt securities, capital stock or other securities of any kind of the issuer or another person, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
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if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

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the date of which any global securities of any series shall be dated if other than the original issuance of the first debt securities of the series to be issued;

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the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

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if issued as original issue discount securities, the amount of discount;

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the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;

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any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

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the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

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any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

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any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

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whether the debt securities of the series will be guaranteed and the terms and conditions upon which those debt securities will be guaranteed;

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any restriction or condition on the transferability of the debt securities;

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any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

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any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•
the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•
any other terms of the debt securities and, if applicable, the guarantees thereof.

Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by CF Industries will be fully and unconditionally guaranteed (the “guarantee”) by CF Holdings (in such capacity, the “Parent Guarantor”). These guarantees will be joint and several obligations of the Parent Guarantor. The obligations of the Parent Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.
Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:
•
our failure to pay interest on any of the debt securities of that series when due and payable, and continuance of the default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

•
our failure to pay principal or premium, if any, on any of the debt securities of that series when due;

•
our or, if applicable, the Parent Guarantor’s failure to perform, or our or, if applicable, the Parent Guarantor’s breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;

•
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor or any of its Significant Subsidiaries (as defined in the indenture) (or the payment of which is guaranteed by the Parent Guarantor or any of its Significant Subsidiaries), whether such indebtedness now exists or is created after the issue date, if that default: (a) is caused by a failure to pay principal when due at final (and not any interim) maturity of such indebtedness on or prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity (without such acceleration having been rescinded, annulled or otherwise cured); and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $250.0 million or more;

•
the guarantee of the Parent Guarantor with respect to any series of debt securities is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, ceases for any reason to be in full force and effect, or the Parent Guarantor denies or disaffirms its obligations under its guarantee with respect to the debt securities of such series in writing, in each case other than by reason of release pursuant to the terms of the applicable indenture or the terms of any other documents with respect to such series of debt securities;

•
specified events involving our or, if applicable, the Parent Guarantor’s bankruptcy, insolvency or reorganization; or

•
any other event of default we may provide for that series.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of debt securities that a responsible officer of the trustee has actual knowledge, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee in good faith determines that doing so is in the interest of the holders of the debt securities of the applicable series. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach.
The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.
Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.
The indenture requires the Company, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
Modification and Waivers
The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:
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change the stated maturity of the principal of or any installment of principal of or interest, if any, on the debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at our option, or reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

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adversely affect a holder’s right to receive payment of the principal of and interest on any security on the stated maturity (including any interest payment date) thereof or impair the right to institute suit to enforce such payment on or after the stated maturity (including any interest payment date) of the debt securities, in each case as such stated maturity (including any interest payment date) may, if applicable, be extended in accordance with the terms of such debt securities, or, in the case of redemption at the option of the Company, on or after the redemption date;

•
change the currency in which the principal of, any premium or interest on, any debt security is payable;

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reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or certain defaults under the indenture and their consequences; or

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make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:
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to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets that we may desire;

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to evidence succession of another corporation to CF Holdings, CF Industries or any guarantor, if any, or their successors, as applicable, and the assumption by the successor corporation of the covenants, agreements and obligations of CF Holdings, CF Industries or such guarantor, as applicable;

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to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);

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to add or modify the events of default for the benefit of the holders of debt securities (and if such additional or modified events of default are to be for the benefit of fewer than all series of debt securities, stating that such additional or modified events of default are expressly being included solely for the benefit of such series);

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to prohibit the authentication and delivery of additional series of debt securities under the indenture;

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to cure any ambiguity, omission, mistake, defect or inconsistency;

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to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture; provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect;

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to establish the form and terms of debt securities of any series issued under the indenture;

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) adversely modify the rights of the holder of any such debt security;

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to add guarantors or co-obligors for the benefit of the debt securities of all or any series or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;

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to evidence or facilitate the release, termination, defeasance or discharge of a guarantee of the debt securities of all or any series when such release, termination, defeasance or discharge is permitted under the indenture;

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to secure the debt securities or guarantees of all or any series;

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to comply with the applicable procedures of the applicable depositary;

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to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

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to conform the provisions of the indenture and the debt securities or any related guarantees to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security so affected.
Satisfaction and Discharge
Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, and we will be deemed to have been satisfied and discharged from our obligations with respect to such debt securities and any guarantor of such debt securities shall be automatically discharged, released from and relieved of all of its obligations under its guarantee of such debt securities, when:
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either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or, in the case of any debt securities denominated in U.S. dollars, direct or indirect obligations of the U.S. or, in the case of any debt securities denominated in a foreign currency, direct or indirect obligations of a government or governments in the confederation that issued such foreign currency (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay the entire indebtedness on the debt securities which have not been delivered to the trustee for cancellation including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

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we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

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the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance
We may elect with respect to the debt securities issued under the indenture either:
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to defease and be discharged from all of our obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,

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the obligation to register the transfer or exchange of the debt securities,

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the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

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the obligation to maintain an office or agency in respect of the debt securities, and

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the obligation to hold monies for payment in trust; or

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to be released from our obligations, and any guarantors to be released from their obligations, with respect to the debt securities under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the trustee in trust for that purpose, of an amount in the currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:
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in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

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we have received from or there has been published by the Internal Revenue Service a ruling, or

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since the date of the indenture there has been a change in applicable U.S. federal income tax law,

in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
•
in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

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the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

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if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date;

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no event of default or default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or default with respect to the applicable debt securities for specified events involving our bankruptcy, insolvency or reorganization will have occurred and be continuing on the date of the irrevocable deposit described above; and

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upon the defeasance or covenant defeasance of the Company’s obligations with respect to the debt securities of any series, each guarantor of the debt securities of such series shall be automatically released from and relieved of all of its obligations under its guarantee of such debt securities, and the trustee, at the expense of the Company, shall execute proper instruments acknowledging such release and relief with respect to each guarantor.

In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
Governing Law
The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF GUARANTEES OF DEBT SECURITIES
CF Holdings will guarantee, fully and unconditionally, the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by CF Industries whether at maturity, by acceleration, redemption, repurchase or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed debt securities.
DESCRIPTION OF WARRANTS
In this description, all references to “we,” “us,” “our” or the “Company” refer only to CF Holdings and not to any of its subsidiaries.
General
We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part.
The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.
Debt Warrants
General
Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

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the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

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the date, if any, on and after which such debt warrants and any related debt securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

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the offering price of such debt warrants, if any;

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the initial price at which such debt securities may be purchased upon exercise of debt warrants and any provision with respect to the adjustment thereof;

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the denominations of such debt warrants;

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the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

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whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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redemption provisions of such debt warrants, if any; and

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any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants
Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
Stock Warrants
General
Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:
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the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

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the date, if any, on and after which such stock warrants and related preferred stock or common stock will be separately tradeable;

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the offering price of such stock warrants, if any;

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the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

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the denominations of such stock warrants;

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the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

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a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

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redemption provisions of such stock warrants, if any;

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any other terms of the stock warrants;

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anti-dilution provisions of the stock warrants, if any; and

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other information relating to any capital stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.
Exercise of Stock Warrants.
Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.
Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
In this description, all references to “we,” “us,” “our” or the “Company” refer only to CF Holdings and not to any of its subsidiaries.
We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION
CF Holdings or CF Industries, as applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:
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to or through underwriters;

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to or through dealers;

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through agents;

•
directly or through our respective subsidiaries to purchasers; or

•
through a combination of the foregoing methods.

CF Holdings or CF Industries, as applicable, may distribute the offered securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to such market prices, or (4) negotiated prices.
In addition, CF Holdings and CF Industries may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from CF Holdings or CF Industries or others to settle such sales and may use securities received from CF Holdings or CF Industries to close out any related short positions. CF Holdings and CF Industries may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof and provide that the obligations of the underwriters will be subject to certain conditions precedent.
CF Holdings or CF Industries, as applicable, also may sell the offered securities to a dealer as principal. If CF Holdings or CF Industries, as applicable, sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
The offered securities also may be offered through agents that CF Holdings or CF Industries, as applicable, may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.
Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with CF Holdings or CF Industries, as applicable, may be entitled to indemnification by CF Holdings or CF Industries against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.
Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

Offers to purchase the offered securities may be solicited directly by CF Holdings or CF Industries or through our respective subsidiaries and sales thereof may be made by CF Holdings or CF Industries directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.
The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement.

LEGAL MATTERS
The legality of the securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of CF Industries Holdings, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Our SEC filings are available to the public on the SEC’s website (www.sec.gov). We make available free of charge most of our SEC filings through our website (www.cfindustries.com) as soon as reasonably practical after they are filed with the SEC. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.
We incorporate by reference the following documents that CF Holdings previously filed with the SEC (other than information in such documents that is deemed furnished and not filed):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025;

•
Quarterly Report on Form 10-Q for the quarters ended (i) March 31, 2025, filed with the SEC on May 8, 2025, (ii) June 30, 2025, filed with the SEC on August 7, 2025 and (iii) September 30, 2025, filed with the SEC on November 6, 2025;

•
Current Reports on Form 8-K filed with the SEC on January 6, 2025, May 8, 2025, July 24, 2025, September 8, 2025 and September 9, 2025;

•
the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024 from the definitive proxy statement, filed with the SEC on March 25, 2025; and

•
the description of CF Holdings’ common stock as contained in Exhibit 4.2 to the Annual Report on
Form 10-K for the year ended December 31, 2023, filed with SEC on February 22, 2024, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and, in the case of any particular offering of securities, until such offering of securities is terminated (other than any such filings or portions thereof, including any corresponding exhibits, that are not deemed filed with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.
You may also obtain a free copy of these filings by telephoning or writing to us at the following address and telephone number:
CF Industries Holdings, Inc.
2375 Waterview Drive
Northbrook, Illinois 60062
Attention: Secretary
Telephone: (847) 405-2400
We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

CF INDUSTRIES, INC.
$1,000,000,000 5.300% Senior Notes due 2035
guaranteed by
CF INDUSTRIES HOLDINGS, INC.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Goldman Sachs & Co. LLC	BMO Capital Markets	Citigroup
BofA Securities	CIBC Capital Markets	Scotiabank	Truist Securities
Co-Managers
Rabo Securities	US Bancorp

November 20, 2025